TEXAS PETROCHEMICALS INC.
2009 LONG-TERM INCENTIVE PLAN

1.      Plan.  The Texas Petrochemicals Inc. 2009 Long-Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of Texas Petrochemicals Inc., a Delaware corporation (the “Company”), to reward certain officers, employees and directors of the Company and its Subsidiaries by enabling them to acquire shares of Common Stock and by providing for certain cash benefits.

2.      Objectives.  The Plan is designed to attract and retain officers, employees and directors of the Company and its Subsidiaries, to encourage the sense of proprietorship of such officers, employees and directors, to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries and to provide such persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Company an its Subsidiaries.  These objectives are to be accomplished by making Awards under this Plan and thereby aligning the interests of Participants and the Company’s stockholders, motivating Participants to act in the long-term best interests of the Company and its Subsidiaries and providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3.      Definitions.  As used herein, the terms set forth below shall have the following respective meanings:

“Award” means any Option, SAR, Stock Award, Restricted Stock Unit Award, Performance Share Unit Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

“Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to an Award, to the extent the Committee determines such agreement is necessary.

“Board” means the Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“Change in Control” means and shall be deemed to have occurred on the date of the first to occur of any of the following:  (i) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) or group of persons acting together (within the meaning of Section 13(d)(3) of the Exchange Act) becomes the direct or indirect beneficial owner of 50% or more of the Company’s voting stock; (ii) an election of Directors not in accord with the recommendations of the majority of the Directors who were in office before the pending election (the “Incumbent Directors”), where such election results in the replacement of at least a majority of the Incumbent Directors; (iii) the stockholders of the Company approve an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities, as a result of which outstanding securities with less than 50% of the fair market value of the surviving or resulting entity are, or are to be, owned by stockholders of the Company immediately prior to such merger, consolidation or reorganization; or (iv) the sale of the Company’s assets having a total gross fair market value of at least 50% of all of the Company’s assets immediately before such sale.  The definition of “Change in Control” is intended to comply with, and shall be interpreted in a manner compliant with, a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation under Section 409A of the Code and accompanying U.S. Treasury regulations.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means such committee of two or more members of the Board as is designated by the Board to administer the Plan, or the full Board if so designated.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in Section 1.

“Director” means a member of the Board of Directors of the Company.

“Dividend Equivalents” means, with respect to Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock granted in the Award.

“Employee” means an employee or officer of the Company or any of its Subsidiaries.

“Equity Award” means any Option, SAR, Stock Award, or Non-Qualified Performance Award (other than a Non-Qualified Performance Award denominated in cash) granted to a Participant under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of a particular date:  (i) if the shares of Common Stock are listed on the New York Stock Exchange, then the final closing sales price per share of Common Stock as reported on New York Stock Exchange

Composite Trading Listings, or a similar report selected by the Company, on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are listed on a national securities exchange other than the New York Stock Exchange, the mean between the highest and lowest sales price per share of Common Stock on the primary such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the shares of Common Stock are not so listed but are quoted by the NASDAQ Stock Market, Inc., the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for The NASDAQ Stock Market, Inc. on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iv) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by The NASDAQ Stock Market, Inc., or, if not reported by The NASDAQ Stock Market, Inc., by the National Quotation Bureau, Inc., or (v) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Non-Qualified Performance Award” means a Performance Award that is not intended qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 8(a)(vii)(A) of the Plan.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means an Employee or Director to whom an Award has been granted under this Plan.

“Performance Award” means an Award made pursuant to this Plan that is subject to the attainment of one or more performance goals.

“Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Qualified Performance Award shall be earned.

“Performance Share Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock.

“Performance Share Unit Award” means an Award of Performance Share Units that, upon attainment of the performance goals, entitles the Participant to shares of Common Stock.

“Plan” has the meaning set forth in Section 1.

“Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 8(a)(vii)(B) of the Plan.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued), no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price.

“Stock Award” means an Award in the form of, or denominated in, or by reference to, shares of Common Stock, including an award of Restricted Stock.

“Subsidiary” means (i) with respect to any Awards other than Incentive Stock Options within the meaning of Section 422 of the Code, any corporation, limited liability company or similar entity of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity, and (ii) with respect to Awards of Incentive Stock Options, any subsidiary within the meaning of Section 424(f) of the Code or any successor provision.

4.      Effective Date and Duration

a.      Effective Date.  The Plan was approved and adopted by the Board on October 10, 2008 and will be submitted to the Company’s stockholders on November 11, 2008.  If approved by the Company’s stockholders, the Plan shall be effective on the date of stockholder approval (the “Effective Date”).  If the stockholders of the Company should fail to so approve this Plan at such meeting, this Plan shall terminate and cease to be of any further force or effect, and all grants of Awards hereunder, if any, shall be null and void.

b.      Duration.  The Plan will expire on the tenth anniversary of the Effective Date, and no Awards may be granted on or after the tenth anniversary of the Effective Date; provided, however, that any Award granted prior to such tenth anniversary shall remain outstanding in accordance with its terms.

5.      Administration

a.      Authority of the Committee.  This Plan shall be administered by the Committee except as otherwise provided herein.  Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof.  The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan.  Subject to Section 5(d) hereof, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards) or an Award or otherwise amend or modify an Award in any manner that is:  (i) not adverse to the Participant to whom such Award was granted, (ii) consented to by such Participant or (iii) authorized by Section 15(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than 10 years from the applicable Grant Date.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes.  Any decision of the Committee, with respect to Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

b.      Indemnification.  No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 5(e) of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

c.      Authority of the Board.  The Board shall have the same powers, duties, and authority to administer the Plan as the Committee.

d.      Prohibition on Repricing of Awards.  No Option or SAR may be repriced, replaced, regranted through cancellation or modified without stockholder approval (except in connection with a change in the Company’s capitalization), if the effect would be to reduce the Grant Price for the shares underlying such Award.

e.      Delegation of Authority.  The Committee may delegate to the President and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish with respect to Awards, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.  The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

6.      Eligibility.  All Employees and Directors are eligible for Awards under this Plan.  The Committee shall select the Participants in the Plan from time to time by the grant of Awards under the Plan.

7.      Common Stock Available for Awards.  Subject to the provisions of Section 15 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed 1,250,000 shares of Common Stock.  The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited, terminated or expire unexercised shall again immediately become available for Awards hereunder.  Notwithstanding the foregoing, the number of shares of Common Stock reserved for issuance shall be reduced by the total number of Options or SARs exercised, and the number of shares of Common Stock reserved for issuance under the Plan shall not be increased by (i) any shares tendered or Award surrendered in connection with the purchase of shares of Common Stock upon the exercise of an Option as described in Section 11 or (ii) any shares of Common Stock deducted from an Award payment in connection with the Company’s tax withholding obligations as described in Section 12.  The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.  The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

8.      Awards.

a.      The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the individuals who are to be the recipients of such Awards.  Each Award shall be evidenced in such communications as the Committee deems appropriate, including in an Award Agreement, and shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion.  Awards may consist of those listed in this Section 8(a) and may be granted singly, in combination or in tandem.  Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided, however, that, except as contemplated in Section 15 hereof, no Option may be issued in exchange for the cancellation of an Option with a higher Grant Price nor may the Grant Price of any Option be reduced.  All or part of an Award may be subject to conditions established by the Committee.  Upon the termination of employment or service by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other agreement with the Participant.

(i)      Option.  An Award may be in the form of an Option.  An Option awarded to an Employee pursuant to this Plan may consist of either an Incentive Stock Option or a Non-Qualified Stock Option.  An Option awarded to a Director may consist of a Non-Qualified Stock Option.  On the Grant Date, the Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option.  The term of the Option shall extend no more than 10 years after the Grant Date.  Options may not include provisions that “reload” the option upon exercise.  Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii)           Stock Appreciation Rights.  An Award may be in the form of an SAR.  On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR.  The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both.  The exercise period for an SAR shall extend no more than 10 years after the Grant Date.  SARs may not include provisions that “reload” the SAR upon exercise.  Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to a Participant pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii)           Stock Award.  An Award may be in the form of a Stock Award.  The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

(iv)           Restricted Stock Unit Awards.  An Award may be in the form of a Restricted Stock Unit Award.  The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, shall be determined by the Committee.

(v)      Performance Share Unit Awards.  An Award may be in the form of a Performance Share Unit Award.  The terms, conditions and limitations applicable to any Performance Share Unit Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.  Performance Share Unit Awards shall be in the form of a Non-Qualified Performance Award or a Qualified Performance Award and shall have a minimum performance period of one year from the date of grant.

(vi)           Cash Award.  An Award may be in the form of a Cash Award.  The terms, conditions and limitations applicable to any Cash Awards granted to Participants pursuant to this Plan, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

(vii)           Performance Award.  Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award.  The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Employee and/or the portion that may be exercised.

(A)                 Non-Qualified Performance Awards.  Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B)                 Qualified Performance Awards.  Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance

Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain.  A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met.  Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business segments, units, or divisions of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies.  A Performance Goal may include one or more of the following:

•	Cash flow measures (including but not limited to before or after tax cash flow, cash flow per share, cash flow return on capital, net cash flow or attainment of working capital levels);

•	Expense measures (including but not limited to overhead cost, general and administrative expense and improvement in or attainment of expense levels);

•	Income measures (including but not limited to net income and income before or after taxes);

•
Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, net operating profit after tax, operating efficiency, production volumes and production efficiency);

•	Return measures (including but not limited to return on capital employed, return on equity, return on investment and return on assets);

•	Stock price measures (including but not limited to price per share, growth measures and total stockholder return);

•	Earnings per share (actual or targeted growth);

•	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	Net earnings;

•	Market share;

•	Debt to equity ratio;

•	Debt reduction;

•	Economic value added (or an equivalent metric);

•	Cash available for distribution;

•	Cash available for distribution per share;

•	Operating income;

•	Margins;

•	Implementing or completion of critical projects;

•	Revenue or sales;

•	Total market value;

•	Reliability;

•	Productivity; and

•	Corporate values measures (including but not limited to diversity commitment, ethics compliance, environmental and safety).

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).  In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.  Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.  Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

b.      Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

(i)      no Employee may be granted, during the term of the Plan, Awards consisting of, relating to, or exercisable for more than 250,000 shares of Common Stock (the limitation set forth in this clause (i) being hereinafter referred to as “Stock Based Awards Limitations”) and

(ii)           no individual may be granted Cash Awards in respect of any one calendar year having a value determined on the Grant Date in excess of $5,000,000.

9.      Change in Control.  Notwithstanding the provisions of Section 8 hereof, unless otherwise expressly provided in the applicable Award Agreement, or as otherwise specified in the terms of an Equity Award, in the event of a Change in Control during a Participant’s employment with the Company or one of its Subsidiaries, each Equity Award granted under this Plan to the Participant shall become immediately vested and fully exercisable, with Non-Qualified Performance Awards vesting at the target level.

10.           Payment of Awards.

a.      General.  Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions.  For an Award of Restricted Stock, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.  For an Award of Restricted Stock Units or Performance Share Units, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.

b.      Deferral.  With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment; provided, however, that if deferral is permitted, such deferral shall be in compliance with the requirements of Section 409A of the Code.  The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee.  Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

c.      Dividends and Interest.  Rights to (i) dividends will be extended to and made part of any Stock Award and (ii) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit, subject in each case to such terms, conditions and restrictions as the Committee may establish.  The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments for Awards.

11.           Option Exercise.  The Grant Price shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof.  The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards.  The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including “cashless exercise”).  Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.  The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section.

12.           Taxes.  The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes or other amounts.  The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required.  If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

13.           Amendment, Modification, Suspension or Termination of the Plan.  The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Common Stock is listed.

14.           Assignability.  Except as otherwise provided herein, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and during the lifetime of a Participant, any Award shall be exercisable only by the Participant, or, in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by the Participant’s guardian or legal representative.  The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer.  Any attempted assignment or transfer in violation of this Section 14 shall be null and void.  Upon the Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Participant”) may exercise such rights.  A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution.

Notwithstanding any provision of the Plan to the contrary, the Committee may permit transfers of Non-Qualified Stock Options, SARs, Stock Award, Restricted Stock Unit Award or Cash Award to Family Members (including, without limitation, transfers affected by a domestic relations order) subject to such terms and conditions as the Committee shall determine.  “Family Members” means as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.

15.           Adjustments.

a.      The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

b.      In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then:  (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction.  In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.

c.      In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion: (1) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (2) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (3) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the Grant Price of such Award.

d.      No adjustment or substitution pursuant to this Section 15 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

16.           Restrictions.  No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws.  Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law.  The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

17.           Unfunded Plan.  Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan.  Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.  Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18.           Section 409A of the Code.  It is intended that any Awards under the Plan satisfy the requirements of Section 409A of the Code, and any ambiguous provision will be construed in a manner that is compliant with or exempt from the application of Section 409A of the Code.

19.           Parachute Payment Limitation.  Notwithstanding any contrary provision of the Plan, the Committee may provide in the Award Agreement or in any other agreement with the Participant for a limitation on the acceleration of vesting and exercisability of unmatured Awards to the extent necessary to avoid or mitigate the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant or may provide for a supplemental payment to be made to the Participant as necessary to offset or mitigate the impact of the golden parachute excise tax on the Participant.  In the event the Award Agreement or other agreement with the Participant does not contain any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then notwithstanding any contrary provision of this Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, shall be limited to three times the Participant’s base amount less one dollar and, to the extent necessary, the exercisability of an unmatured Award shall be reduced in order that this limitation not be exceeded, with the order of reduction applied first against the Award with the latest vesting date and continuing, as necessary, to those Awards with earlier vesting dates.  For purposes of this Section 19, the terms “parachute payment,” “base amount” and “present value” shall have the meanings assigned thereto under Section 280G of the Code.  It is the intention of this Section 19 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.

20.           Right to Employment.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.

21.           Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

22.           Governing Law.  This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.